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FUND CODE/NAME:     538/DEUTSCHE DAILY ASSETS FUND-INST

                                                                                                     SOCIAL    ACCOUNT SHARE BALANCE
     ACCOUNT NUMBER     REGISTRATION                           TAX ID NUMBER    DEALER/DLR BRANCH     CODE     PERCENT OF TOTAL SHRS

         53825002-1     DIMA FBO SCUDDER                        ###-##-####        3984/999            040         608,807,389.8400
                        FUNDS  C/O STATE STREET
                        1 LINCOLN ST                                                                                   78.76 %
                        BOSTON MA  02111-2999




0                                TOTAL NUMBER OF ACCOUNTS FOR FUND             :                      17
                                 TOTAL NUMBER OF SHARES FOR FUND               :        772,959,022.3900



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